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CUSIP No. 512815-10-1                 13G                   Page 12 of 13 Pages



                                    EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated: May 15, 2002


                                           The Reilly Family Limited Partnership


                                           By: /s/  Kevin P. Reilly, Jr.
                                               ---------------------------------
                                               Name:  Kevin P. Reilly, Jr.
                                               Title: Managing General Partner


                                           /s/   Kevin P. Reilly, Jr.
                                           -------------------------------------
                                           Kevin P. Reilly, Jr.


                                           /s/   Wendell S. Reilly
                                           -------------------------------------
                                           Wendell S. Reilly


                                           /s/   Sean E. Reilly
                                           -------------------------------------
                                           Sean E. Reilly


                                           /s/   Anna R. Cullinan
                                           -------------------------------------
                                           Anna R. Cullinan